EXHIBIT 8.1

2900 K Street NW #200
Washington, DC 20007-5118
202.625.3500 tel
202.298.7570 fax

October 23, 2013

Ford Credit Auto Receivables Two LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:          Registration Statement on Form S-3 File No. 333-189385

Ladies and Gentlemen:

We have acted as special tax counsel to Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the “Registrant”), in connection with the above-referenced Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”).  As set forth in the Registration Statement, the Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated therein and one of various trusts (each, a “Trust”) to be formed pursuant to the related trust agreement to be entered into by the Registrant and the owner trustee designated therein.

We have examined the form of prospectus (the “Prospectus”) and form of prospectus supplement (the “Prospectus Supplement”) related thereto contained in the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate or limited liability company action on the part of the Registrant, the indenture trustee, the owner trustee and any other party thereto and will be duly executed and delivered by the Registrant, the indenture trustee, the owner trustee and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, and that the Notes will be sold as described in the Registration Statement.  As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Registrant and others.

As special tax counsel to the Registrant, we have advised the Registrant with respect to material federal income tax aspects of the proposed issuance of the Notes pursuant to the Agreements.  Such advice has formed the basis for the description of federal income tax consequences for holders of the Notes that appear under the headings “Summary—Tax Status”

AUSTIN               CENTURY CITY              CHARLOTTE     CHICAGO           HOUSTON          IRVING               LOS ANGELES

NEW YORK        ORANGE COUNTY          SAN FRANCISCO BAY AREA     SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations and “Tax Considerations” in the Prospectus Supplement and “Summary—Tax Status” and “Tax Considerations” in the Prospectus.  We hereby confirm and adopt as our opinion those opinions set forth under the above-specified headings (in each case subject to the terms and conditions set forth therein.)

This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us.  Our opinion as to the matters set forth herein could change with respect to the Notes as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

This opinion is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein.  This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court.  Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as special tax counsel to the Registrant under the above-specified headings in the Prospectus Supplement and in the Prospectus, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP